UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 14, 2020

DOMO, INC.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38553	27-3687433
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

772 East Utah Valley Drive American Fork, UT 84003
(Address of Principal Executive Offices, and Zip Code)
(562) 677-9480
Registrant’s Telephone Number, Including Area Code
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s):	Name of each exchange on which registered:
Class B Common Stock, par value $0.001 per share	DOMO	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 14, 2020, the board of directors (the “Board”) of Domo, Inc. (the “Company”) accepted Fraser Bullock’s resignation from the Board, including his resignation from the Board’s compensation committee and as the Board’s lead independent director, effective as of April 14, 2020. There were no disagreements between Mr. Bullock and the Company on any matter relating to the Company’s operations, policies or practices which resulted in his resignation.

The Board, upon recommendation from the Board’s nominating and corporate governance committee (the “NCGC”), also appointed Daniel Daniel as the lead independent director, effective April 14, 2020. Mr. Daniel has served as a member of the Board since April 2019.

Additionally, on April 14, 2020, the Board, upon recommendation from the NCGC, appointed Joy Driscoll Durling as a director of the Company, effective as of April 14, 2020. Ms. Durling was also appointed to the Board’s compensation committee. Following this appointment, the Board’s compensation committee consists of Carine Clark (chairwoman), Daniel Daniel, and Joy Driscoll Durling.

Other than as set forth in this Current Report on Form 8-K, there are no transactions and no proposed transactions between Ms. Durling (or any member of her immediate family) and the Company or any of its subsidiaries involving an amount in excess of $120,000. Ms. Durling is an executive officer of Vivint Smart Home, which is a customer of ours. We have entered into ordinary course commercial dealings with Vivint Smart Home that we consider arms-length on terms that are consistent with similar transactions with our other similarly situated customers. During the fiscal year ended January 31, 2020, we recognized approximately $435,000 in revenue from Vivint Smart Home, representing less than 1% of the Company’s revenues for such fiscal year. We believe that Ms. Durling’s interest in these transactions is de minimis. There is no arrangement or understanding between Ms. Durling and any other person or entity pursuant to which Ms. Durling was appointed as a director of the Company.

Ms. Durling will participate in the Company’s standard compensation plan for outside directors, including an initial restricted stock unit award. The standard compensation plan for outside directors is described in the section titled “Board of Directors and Corporate Governance” of the Company’s proxy statement filed with the Securities and Exchange Commission on May 20, 2019. In connection with her appointment, Ms. Durling will enter into a standard indemnification agreement in the form previously approved by the Board.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
99.1	Press Release, dated as of April 16, 2020.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DOMO, INC.

Date: April 16, 2020	By:	/s/ Bruce Felt
Bruce Felt
Chief Financial Officer

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